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                                                                   Exhibit 10.16
DATED     19 DEEDS     1996
---------------------------




(1) NU-SWIFT SOVEREIGN LIMITED



(2) NEON SYSTEMS (UK) LIMITED






                                AGREEMENT FOR LEASE

                        relating to third floor premises at
               Sovereign House 26/30 London Road Twickenham Middlesex








                                  RICHARDS BUTLER
                                   Beaufort House
                               15 St. Botolph Street
                                  London EC3A 7EE
                                 Ref: RHN/96-84884

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THIS AGREEMENT FOR LEASE made the 19 day of December One thousand nine hundred and ninety six

BETWEEN:-

(1) NU-SWIFT SOVEREIGN LIMITED whose registered office is at Wistons Lane, Elland, West Yorkshire HX5 8DS (hereinafter called "the Landlord")

(2) NEON SYSTEMS (UK) LIMITED whose registered office is at 3 Downing Street, Farnham, Surrey GU9 7PA (Company No. 3082465) (hereinafter called "the Tenant")

IT IS AGREED as follows:-

1.        INTERPRETATION

1.1 In this Agreement unless the context otherwise requires the following expressions shall have the following meanings and cognate expressions are to be construed accordingly:-

"Agreed Form of Lease" means the draft lease annexed hereto;

"Completion Date" means the date five working days after the date of the Court Order referred to in clause 14;

"Date of Tenant's Entry" means the date of this Agreement;

"Landlord's Solicitors" means Richards Butler of Beaufort House 15 St. Botolph Street London EC3A 7EE ref RMN/96-84884;

"Lease" means the lease to be granted by the Landlord and accepted by the Tenant pursuant to clause 2;

"Premises" means the Demised Premises as described in the Agreed Form of Lease;

"Rent Commencement Date" means 25th December 1996;

"Tenant's Solicitors" means Stevens & Bolton of 1 The Billings Walnut Tree Close Guildford Surrey GU1 4YD;

"VAT" means value added tax;

"Working Day" means a day on which the clearing banks in the City of London are open during banking hours and "Working Days" -shall be construed accordingly.

1.2 The phrases defined in the Agreed Form of Lease shall (unless specified to the contrary) have the same meanings ascribed to them herein.

1.3 Where the context so admits or requires words importing one gender shall I be construed as importing any other gender and the singular includes the plural and vice versa and where any party hereto two or more persons any obligation on the part of that party contained or implied herein shall be deemed to be joint and several obligations on the part of such person.


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1.4       The Index and headings are for reference only and shall not affect the meaning or interpretation of this Agreement.

1.5 Reference to a specific statute or provision of a specific statute includes all regulations and orders from time to time made pursuant to that statute or (as the case may be) provision or any statute or provision amending or replacing the same.

2.        GRANT OF LEASE

2.1 On the Completion Date the Landlord shall grant and the Tenant shall accept the Lease of the Premises at the Rent.

2.2 The term of the Lease shall be five years commencing on the 1st day of December 1996.

2.3 The Yearly Rent shall be payable from and including the Rent Commencement Date pursuant to the provisions of the Agreed Form of Lease.

2.4 Service Charge and Insurance Charge and all other outgoings payable under the Lease other than Yearly Rent shall be payable from and including the Date of Tenant's Entry and the Tenant shall pay such sums in accordance with the terms of the Agreed Form of Lease as if the Lease had been granted.

3.        ENCUMBRANCES

The Lease shall be granted subject to:-

3.1 all matters registered or capable of registration in any register of local land charges and all other matters otherwise registrable by any local or other competent authority or pursuant to legislation;

3.2 all charges, notices, orders, restrictions, agreements, proposals or requirements and other matters arising under or pursuant to the legislation relating to town and country planning and to the requirements of the local planning authority;

3.3 all other matters whatsoever affecting the Premises which are capable of discovery by searches or inquiries whether or not in writing made of any person or local or other competent authority or statutory body or by inspection or survey and whether or not such searches or inquiries inspection or survey have in fact been made by or on behalf of the Tenant;

3.4 [all matters contained or referred to in-the Part IV of Schedule 1 to the Agreed Form of Lease;

4.        DEDUCTION OF TITLE

4.1       Title to the Premises shall not be deduced.

4.2 The Tenant hereby agrees that no requisition or objection shall be raised in respect of:


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4.2.1     the Landlord's title to the Premises in respect of which the Tenant has satisfied itself prior to the date hereof;

4.2.2 those matters revealed by the Landlord or those acting for or representing the Landlord to the Tenant or those acting for or representing the Tenant on or prior to the date hereof

AND the Tenant is deemed to accept the Lease with full knowledge of the same.

5.        VACANT POSSESSION

Subject to the matters referred to in clause 3 hereof vacant possession of the Premises shall be given on completion.

6.        NON-ASSIGNABILITY

The Landlord shall only be required to execute the Lease in favour of the Tenant and the Tenant shall not pending the grant and acceptance of the Lease assign, charge or otherwise dispose of its Interest under this Agreement or any part thereof.

7.        REPRESENTATIONS

The Tenant hereby acknowledges that it has not entered into this Agreement in reliance on any statement or representation made by or on behalf of the Landlord other than such statements or representations as are contained in this Agreement or in written replies given by the Landlord's Solicitors to any written inquiries raised by the Tenant's Solicitors prior to the date hereof.

8.        COMPLETION

8.1 Completion of the grant of the Lease shall take place, before 12:30 p.m. on the Completion Date at the offices of the Landlord's Solicitors or elsewhere as they may reasonably direct,

8.2 If completion shall be effected after 12:30 p.m. on any day competition shall for the purposes of apportionment of income and outgoings and of the calculation of any interest payable by the Tenant be deemed to have taken place an the next following working day and any such sums payable by the Tenant shall be payable on completion.

8.3 At any time on or after the Completion Date, either party being ready and willing to fulfil its own outstanding obligations under this Agreement, may (without prejudice to any other right or remedy available to them) give to the other party or its solicitors notice in writing requiring completion of this Agreement in conformity with this clause and upon service of such notice aforesaid it shall become and be a term of this Agreement in respect of which time shall be of the essence thereof, that the party to whom the notice is given shall complete this Agreement within 10 working days after service of the notice (exclusive of the day of service): but this condition shall operate without prejudice to any right of either party to rescind this Agreement :in the meantime.

8.4       The money payable by the Tenant on completion shall be paid either:-

8.4.1 by credit to account number 0023889 maintained by the Landlord's Solicitors with Lloyds Bank Plc at 39 Threadneedle Street, London, EC2 (Code No:
30-00-09T) or to such other


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account with a bank in the United Kingdom or the Landlord's solicitors may from time to time nominate; or

8.4.2 if the Landlord's Solicitors so agree but not otherwise by delivery to the Landlord's Solicitors of a town clearing banker's draft or drafts drawn on a clearing bank in favour of the Landlord's Solicitors or in favour of such other person or persons as they may direct

AND completion shall not be regarded as having been effected until such time as such drafts or moneys have been so delivered or credited so as to be in unconditional possession of the relevant recipients.

9.        NOTICES

9.1 Any notice to be given or served by a party pursuant to this Agreement shall be in writing and may be:-

9.1.1     given or served by that party or-its Solicitors; and

9.1.2     given to or served upon the party to be served or its solicitor.

9.2 Any such notice may (in addition to any other valid method of service) be given or served either:-

9.2.1 by Sending the same by registered or recorded delivery post addressed to the person to or upon whom it is to be given or served at the address for that person given in this Agreement or such other address in the United Kingdom as that person may by notice to the other parties hereto and their Solicitors stipulate as that person's address for service of notices pursuant to this Agreement or if no such address is given or stipulated at that person's last known address and any notices so given or served shall be deemed to be received and the date on which it is given or served shall be deemed to be the next working day after posting; or

9.2.2 by sending the same by telex or telephone facsimile to receiving equipment at the address for service of the person to or upon whom notice is to be given or served in which case the date of-service shall be the date of transmission except where such transmission is effected after 5:00 p.m. on any day or on a day which is not a working day when the date of service shall be deemed to be the next working day after the date of transmission.

10.       VAT

The consideration for any supply made or to be made under the terms of or in connection with this Agreement or in connection with its completion is exclusive of VAT unless otherwise stated and the party to whom the supply is made hereby agrees to pay VAT payable thereon.

11.       DEFAULT BY THE TENANT

11.1      If:-

11.1.1 there shall be any material breach on the part of the Tenant of any of its obligations contained in this Agreement and the Tenant shall fail to commence forthwith and proceed


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diligently to remedy the breach within such period as may be reasonable after written notice of the breach has been given to the Tenant; or

11.1.2 the Tenant does not pay any monies within five days after they become due in accordance with this Agreement or the Tenant fails to enter into the Lease within five days from the date they were meant to do so;

11.1.3 if the Tenant shall commit an act of insolvency (as hereinafter defined)

THEN and in any such case the Landlord may:-

11.1.4 by notice in writing require the Tenant to vacate the Premises and (at the Landlord's option) to remove any works carried out to the Premises by the Tenant and to reinstate the Premises whereupon the Tenant shall immediately comply with the requirements of such notice or complete the said works at the cost of the Tenant; or

11.1.5 enter and resume possession of the Premises and all buildings and erections thereon without making any compensation to the Tenant in respect thereof; or

11.1.6 by notice in writing forthwith determine this Agreement whereupon this Agreement shall cease absolutely and the Landlord shall be at liberty to deal with the Premises as if this Agreement had never been made

AND the Tenant shall be responsible for:-

11.1.7 damages at a rate equal to the Yearly Rent (which if the Yearly Rent cannot be calculated shall be such sum as the Landlord shall reasonably estimate) and other rent and monies payable as if the Lease had been granted from the Rent Commencement Date up to and until the Premises are re-let by the Landlord together with interest thereon at the Prescribed Rate charged in accordance with the terms of the Lease.

PROVIDED that the remedies conferred on the Landlord above shall be cumulative remedies and also shall not prejudice the right of the Landlord to recover from the Tenant any other sums due to the Landlord from the Tenant hereunder and damages in respect of any failure by the Tenant to perform the obligations on the part of the Tenant contained in this Agreement.

11.2 The expression "an act of insolvency" referred to above includes (in relation to a company or other corporation which is the Tenant) inability of the company to pay its debts or if the Tenant shall Enter into liquidation (other than a voluntary members liquidation when solvent for the purpose of reconstruction or amalgamation forthwith carried into effect) whether voluntarily or compulsorily or if the Tenant shall for any reason be removed from the register of companies or be unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or if a petition shall be presented for the appointment of an administrator or a receiver (whether or not an administrative receiver) or manager shall be appointed of the whole. or any part of its undertaking or an administration order shall be made or if there shall be convened a meeting of creditors or members to consider a voluntary arrangement or any other scheme or composition with the Tenant's creditors and in relation to the various events of insolvency they shall wherever appropriate be interpreted in accordance and in conjunction with the relevant provisions of the Insolvency Act 1986 or such other legislation that may amend or replace the same.


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12.       NO IMPLIED WARRANTIES

The Landlord does not warrant or make any representation that the Premises are suitable for the Tenant's business.

13.       OCCUPATION PRIOR TO THE GRANT OF THE LEASE

13.1 The Tenant shall be entitled to enter the Premises as licensee only and use them for the purpose authorised by and in accordance with the terms of the Lease on or after the date hereof.

13.2 This Agreement does not operate as a lease and until the grant of the Lease:-

13.2.1 occupation of the Premises by the Tenant shall be by way of license only; and

13.2.2 the Tenant does not have nor is entitled to any estate right or interest in the Premises,

13.3      From the Date of Tenant's Entry until the grant of the Lease:-

13.3.1 the Tenant shall be liable to observe and perform the same obligations as are imposed by the covenants on their respective parts and conditions to be contained in the Lease in so far as they are not inconsistent with the provisions of this Agreement;

13.3.2 the Landlord shall have and be-entitled to all remedies by distress action or otherwise for recovering any monies or for breach of obligation on the part of the Tenant as if the Lease had then been granted.

13.4 From the Date of Tenant's Entry until the grant of the Lease the Tenant will pay by way of license fee sums equal in the aggregate to and payable in the same manner and at the same times as the sums referred to in clauses 2.3 and 2.4 hereof.

13.5 Upon the grant of the Lease any such payment of license fee shall be taken as payment for the period to which it relates of the Rent and other rent and monies which would have been payable under the Lease in respect of that period if the Lease had then been granted.]

14.       LANDLORD AND TENMT ACT 1954

14.1 The parties hereto agree to make a joint application to the Court pursuant to Section 38 of the Landlord and Tenant Act 1954 (as amended by Section 5 of the Law of Property Act 1969) for an order authorising an agreement excluding in relation to the Lease the Provisions of Sections 24 to 28 of the said Act such exclusion to be in the form of clause 5.13 of the Lease and the parties shall use their best endeavours to obtain such order prior to 24th February 1997.

14.2 If the order referred to in clause 14.1 has not been obtained on or before 24th February 1997 then either party may by notice in writing given to the other at any time thereafter rescind but before the said order has been obtained determine this Agreement without prejudice to the rights of either party in respect of any antecedent breach.]

15.       NON-MERGER


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Notwithstanding completion of the Lease all the provisions of this Agreement shall remain in full force and effect thereafter to the extent that the same may remain to be implemented or observed or may expressly or by implication remain applicable.

AS WITNESS whereof the hands of the parties hereto or their duly authorised agents the day and year first before written.

SIGNED by          )
  )
or and an behalf   )
of the Landlord    )


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




                                        OFFICE

                                      [Diagram]




THIRD FLOOR 1,100

26-30 LONDON'ROAD TWICKENHAM


                                          1
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                                     SCHEDULE I
                                       PART I
                        DESCRIPTION OF THE DEMISED PREMISES

1. All those parts of the third floor of Building shown for the purpose of identification only edged red on the Plan including:-

1.1 the doors, frames, equipment and fitments and any glass relating to the doors of the demised premises;

1.2 the windows including the glass therein and any window. frames in any external walls bounding the Demised Premises;

1.3 the internal plaster or other surfaces of load bearing walls and columns within the Demised Premises and of walls which form boundaries of the Demised Premises;

1.4 the whole of all non load bearing walls and columns within the Demised Premises;

1.5 the upper surface of the floor slab beneath and the under surface of the floor slab above each floor of the Demised Premises;

1.6 the raised floor and supports and the void between the floor slab beneath each floor of the Demised Premises and the raised floor;

1.7 the false ceiling and supports and the. void between the floor slab above each floor of the Demised Premises and the false ceiling;

1.8 all Conducting Media, plant and machinery now or after-the date of this Lease installed in any part of the Building and exclusively serving the Demised Premises;

1.9       all fixtures and fittings from time to time annexed to the Demised
Premises;

1.10      all additions and improvements from time to time made to the Demised
Premises

BUT excluding the structural parts of the Building including the loadbearing framework, roof, foundations, external walls and any Conducting Media, plant and machinery within but not exclusively serving or forming part of the Demised Premises.

                                      PART II
                            RIGHTS GRANTED TO THE TENANT

2.1       The following rights in common with the Landlord and others:-

2.1.1 the right to the passage of soil water gas electricity telephones heating ventilation air conditioning and other effluvia and services through any Conducting Media installed in the Building or comprised in any adjoining or neighbouring property-of the Landlord and which serve the Demised Premises;

2.1.2 the right to pass and repass over and along the entrance hall, landings, passages and staircases of the Building intended for the common use of the occupiers of the Building;


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2.1.3     the right to use the passenger lifts (for the carrying of persons only) and the goods lifts (if any), plant and machinery in the Building at such time as the same shall be working;

2.1.4 the right to use the male and female lavatory accommodation within the Building and which is intended for use by occupiers of the Demised Premises;

2.1.5 the right to have the name of any lawful occupier of the Demised Premises displayed on any notice board (if provided) by the Landlord for the purpose in the ground floor reception hall of the Building;

2.1.6 the right to load and unload goods at such part (if any) of the Building as may from time to time be designated by the Landlord for such purpose provided that such loading and unloading shall be carried out with reasonable speed and in such manner and at such times as not to cause obstruction nuisance or inconvenience to others occupiers-or users of the Building Provided that the parking of vehicles on or the obstruction by others of any accessways serving-such designated loading and unloading area shall not constitute an infringement of the said rights.

2.1.7 All rights of support and protection currently enjoyed by the Demised Premises.

                                      PART III
                          RIGHTS EXCEPTED TO THE LANDLORD

3.1 The right to erect or alter or to consent to the erection or alteration of the Building or any building for the time being on any adjoining or neighbouring property notwithstanding that such erection or alteration provided that such does not materially diminish the access of light and air enjoyed by the Demised Premises and the right to deal with any such property as it may think fit provided that the Tenant's use and enjoyment of the Demised Premises is not materially adversely affected.

3.2 The right of passage and running of water. soil, gas, electricity telephones heating ventilation air-conditioning and of all other effluvia and services or supplies through such Conducting Media as are now or may after the date of this deed be installed in the Demised Premises and serving or capable of serving other parts of the Building or adjoining or neighbouring property or any' buildings now or after the date of this deed erected on such property together with the right to enter upon the Demised Premises to inspect repair or maintain any such Conducting Media on reasonable prior notice (save in case of emergency).

3.3 The right to enter on reasonable prior notice (save in -case of emergency) upon the Demised Premises in connection with the erection, alteration, improvement, repair renewal or maintenance of any other part of the Building or any adjoining or neighbouring property or building and for such purpose to underpin, shore up and bond and tie into the structure of the Demised Premises without the payment of any compensation or consideration to the Tenant subject to the Landlord making good at its own expense any damage thereby caused to the Demised Premises provided that such right shall only be exercised if the Landlord cannot carry out such works or actions such objectives without entering the Demised premises.

3.4 The right to lay or construct new Conducting Media passing through the Demised Premises and to connect into such Conducting Media as are now or may after the date of this deed be installed in the Demised Premises (other than any such Conducting Media capable of serving only the Demised Premises) subject to the Landlord making good at its own expense any damage thereby caused to the Demised Premises.

3.5 The right to enter upon the Demised premises in the circumstances in which in the covenants by the Tenant contained in t i Lease the Tenant covenants to permit such entry.

3.6 All easements quasi-easements privileges and rights (other than a right of access onto the Demised Premises) whatsoever now enjoyed by other parts. of the Building or adjoining or neighbouring property in, under, over or in respect of the Demised Premises as if such parts or such adjoining or neighbouring property and the Demised Premises had at all times heretofore been in separate ownership and occupation and such matters had been acquired by prescription or formal grant.

                                      PART IV
                      MATTERS SUBJECT TO AND WITH THE BENEFIT
                     OF WHICH THE DEMISED PREMISES ARE DEMISED

4.1 The covenants restrictions stipulations rights liabilities and other matters other than charges to secure money set out or referred to in the Property and Charges Registers of H.M. Land Registry Title number MX219359.

4.2 A Transfer dated 14th April 1981 made between John Perring Limited (1) and Spicemoor Limited (2).

4.3 A Deed of Grant dated 2nd September 1983 made between Spicemoor Limited (1) and the South Eastern Electricity Board (2).

                                     SCHEDULE 2
                                       PART I
                    INSURANCES TO BE MAINTAINED BY THE LANDLORD

1.        Insurance throughout the term with reputable insurers against:-

1.1 loss of the Yearly Rent and the Insurance Charge and the Service Charge due to damage or destruction caused by any of the Insured Risks in an amount not exceeding the Landlord's Surveyor's reasonable estimate from time to time of the Yearly Rent Insurance Charge and Service Charge payable in respect of the Demised Premises for the Loss of Rent Period; and

1.2 damage or destruction of the Demised Premises by any of the Insured Risks in a sum equal to the Landlord's or the Landlord's Surveyor's reasonable estimate from time to time of the reinstatement value of the Demised Premises; and

1.3 damage or destruction of any part of the Building (other than the Demised Premises) by any of the Insured Risks in a sum equal to the Landlord's or the Landlord's Surveyor's reasonable estimate from time to time of the reinstatement value of the Building

SUBJECT in each case to such excesses exclusions or limitations as such insurers may from time to time require or impose.

                                      PART II
                  PROVISIONS AS TO PAYMENT OF THE INSURANCE CHANGE

2.1       The Tenant shall pay to the Landlord on demand:-

2.1.1 First the whole of the gross premiums and other expenses from time to time required to effect or maintain the insurances specified in paragraphs 1.1 and 1.2 of Part I of this Schedule and of all fees and expenses incurred by the Landlord in obtaining valuations and advice as to the appropriate level of cover (but not more often than once in every two years);

2.1.2 Secondly such proportion determined by the Landlord's Surveyors (such proportion to be based on the proportion that the floor area of the Demised Premises bears to the floor area of the Building (excluding the floor area of the Common Areas) unless this would be manifestly unfair) of the gross premiums and other expenses from time to time required to effect or maintain the insurances specified in paragraph 1.3 of Part I of this Schedule and of all fees and expenses incurred by the Landlord in obtaining valuations and advice as to the appropriate level of cover (but not more often than once in any two calendar years) and in each case any Irrecoverable VAT in respect of such premiums and expenses credit being given to the Tenant for any payments on account paid by the Tenant under the following paragraph.

2.2 Whenever any claim is made by the Landlord under any of the insurances stipulated in Part I of this Schedule the Tenant shall pay to the Landlord on demand by way of additional rent the whole (or a proper proportion as the case may be) of any amounts which fall to be borne by the Landlord in respect of such claim under any excess provisions contained in the policies of such insurances.


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

2.3 The Landlord may retain for the Landlord's own benefit any commissions or discounts received or obtained by the Landlord on or based on the gross premiums and other expenses which would otherwise be paid or incurred or suffered by the Landlord in effecting or maintaining such insurances.

                                      PART III
                                   INTERPRETATION

3. In this Schedule "reinstatement value" means the full cost of rebuilding or reinstating the Demised Premises or the Building (as the ,case may be) together with architects' surveyors' engineers' and other professional fees and expenses the cost of sharing up debris removal demolition site clearance and any works required by Legislation and any other incidental expenses in connection with rebuilding or reinstatement due allowance being made for increases in costs fees and expenses during the period from the date of damage or destruction until the estimated date of completion of rebuilding and reinstatement.


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

                                      SCHEDULE 3
                                        PART I
                                  THE SERVICE CHARGE

1.1 The Service Charge payable by the Tenant to the Landlord shall be the Service Charge Percentage of the reasonable and proper costs and expenses of the Landlord in respect of the Services carried out or performed in connection with the Demised Premises and/or the Building in each Accounting Period notwithstanding that any such work may be necessary by reason of any latent or patent defect or due to normal wear and tear or otherwise and notwithstanding that any necessary remedial work might or does amount to an improvement and such costs and expenses may include any costs and expenses incurred by the Landlord in respect of the management and supervision of the Services and an amount in respect of any tax properly payable in respect of the Services Provided that if the Service Charge shall in any year exceed the Service Charge Cap then the Service Charge recoverable from the Tenant (here meaning 9 Neon Systems (U.K.) Limited and its immediate assignee only and -not any other successors in title) shall be restricted to the amount of the Service Charge Cap.

1.2.1 The Landlord shall prepare shortly before the commencement of each Accounting Period (except for the First Accounting Period of the term) an estimate ("the Service Charge Estimate') of the anticipated expenditure to be incurred by the Landlord in respect of the Services in respect of that Accounting Period and the Landlord may include in any such estimate such amount as the Landlord or the Landlords Surveyor may from time to time deem expedient in respect of a reserve fund to be held by the Landlord on trust for the occupier of the Building to cover major items of anticipated expense whether or not of an annually recurring nature.

1.2.2 The Landlord shall prepare as soon as practicable after the expiration of each Accounting Period (including the First Accounting Period) during the term (and immediately following the expiration of the last Accounting Period) a summarised account (the "Service Charge Account") of the total expenditure incurred by the Landlord in respect of the Services for the relevant Accounting Period.

1.3 Landlord shall as soon as practicable after the same shall have been prepared submit to the Tenant a copy of such Service Charge Account and of the Service Charge Estimate and shall notify the Tenant of the Service Charge payable by the Tenant (taking into account any revision to the Service Charge Percentages which may have accrued during the relevant Accounting Period) in respect of the Accounting Period to which the Service Charge Account relates and of the advance payments On account payable in respect of the Accounting Period to which the Service Charge Estimate relates (which advance payment shall be payable in the same way as set out in clause 1.6 below).

1.4 Every entry in such Service Charge Account shall be sufficient evidence of the expenditure or provision recorded therein but the Tenant shall be entitled once in each Accounting Period at its own expense to inspect the vouchers supporting such Service Charge Account at reasonable times and at such place as the Landlord may reasonably stipulate.

1.5 The Service Charge Account shall be certified as fair by the Landlords Surveyor and such certified Service Charge Account shall be conclusive (save in the event of manifest error) and shall in any event be binding upon the Tenant if not challenged within 20 days of delivery.

1.6 Pending the ascertainment of the Service Charge for each Accounting Period the Tenant shall pay to the Landlord without deduction by quarterly payments in advance on the four usual quarter days in every year of the term (and proportionately for any part of a year) a reasonable provisional sum on account of the Service Charge such provisional sum to be reasonably determined from time to time during the Accounting Period by the Landlord's Surveyor but in any-even t to be subject to the Service Charge Cap.

1.7 Within ten days of receiving a Service Charge Account in respect of a relevant Accounting Period (including the First Accounting Period) the Tenant shall pay to the Landlord (or as the case may be shall be allowed by the Landlord against future sums due by way of Service Charge (or in the case of the last Accounting Period be paid by the Landlord) the difference between the aggregate of the provisional sums already paid by the Tenant on account of the Service Charge in respect of such Accounting Period and the actual amount of the Service Charge for such period.

1.8 In the event of the Landlord at the request of the Tenant Providing or operating the Services and/or providing staff at any time outside of the Normal Business Hours then the Tenant shall pay the whole or such part of the costs and expenses incurred by the Landlord in connection therewith as the Landlord shall determine ("additional service charge") and such additional service charge shall be payable- by the Tenant to the Landlord within ten days of demand therefor provided that the Landlord may pending the ascertainment of the additional service charge require the Tenant to pay a provisional sum (the amount of such provisional sum being in the Landlord's discretion) an account of the additional service charge prior to the provision of such services and/or prior to an account of the costs and expenses incurred by the Landlord in connection therewith being prepared.

1.9 The Landlords determination as to the additional service charge shall be conclusive (save in the event of manifest error) and shall be binding on the Tenant if not challenged in writing within 10 days of the amount of the additional service charge being notified to the Tenant any such challenge by the Tenant to the amount of the additional service charge shall be deemed for the purposes of this Lease to. be a disagreement or dispute relating to the Service Charge.

1.10.1 If the Tenant shall notify the Landlord in writing of any disagreement or dispute relating to the Service Charge within 10 days of the date of receipt by the Tenant of the relevant Service Charge Account or the date of notification as to the amount of the additional service charge (as the case may be) and the Landlord and the Tenant 5hall within twenty-one days after the receipt by the Landlord of such written notification be unable to reach agreement thereon such disagreement or dispute shall be referred at the request of either party to an independent surveyor to be agreed upon by the Landlord and by the Tenant or if the parties shall be unable to agree to an independent surveyor nominated at the request of either the Landlord or of the Tenant by or an behalf of the President for the time being of the Royal Institution of Chartered Surveyors (whose nomination shall be binding on the Parties hereto).

1.10.2 Such independent surveyor shall act as an arbitrator in accordance with the Arbitration Acts 1950 and 1979 unless before his appointment or on or within 14 days after his appointment the Landlord shall elect that the independent surveyor shall act as an expert in which case the independent surveyor shall do so.

1.10.3 In the Event of the Landlord so electing that the independent surveyor shall act as an expert:-

1.10.3.1 the independent surveyor shall afford the Landlord and the Tenant a reasonable opportunity of making written representations to the independent surveyor as to the matter in dispute and of each commenting in writing to the independent surveyor upon the others representations and whilst the independent surveyor may consider such representations and comments in arriving at his decision he shall not be in any way bound or fettered thereby and shall be entitled to determine the matter in dispute on the basis of his own knowledge and judgement;

1.10.3.2 the decision of the independent surveyor as to the matter in dispute shall be final and binding upon the parties hereto.

1.10.4 The fees of the independent surveyor shall be paid by the Landlord and the Tenant in such proportions as the independent surveyor shall direct or failing any such direction by the Landlord and Tenant equally.

1.10.5 If the independent surveyor shall fail to reach a decision and give notice thereof to the Landlord and the Tenant within three months after his appointment or such longer period as the Landlord may from time to time designate or if he shall relinquish his appointment or die or if it shall become apparent that for any reason he will be unable to complete his duties hereunder the Landlord may apply to the President for a substitute to be appointed in his place which procedure may be repeated as many times as necessary.

1.10.6 If the President shall for any reason not be available or be unable or unwilling to make any appointment applied for pursuant to this paragraph at the time of application therefor the appointment may be made by such officer of such other professional body of surveyors as the Landlord shall nominate and any reference herein contained to the President shall be deemed to include a reference to such Vice-President or other officer then available arid able and willing to make such appointment.

1.10.7 Once the independent surveyor has been appointed the Landlord and the Tenant shall use their respective best endeavours to see that the determination of the matter in dispute is proceeded with as expeditiously as possible.

1.10.8 Notwithstanding any dispute relating thereto the Service Charge and any provisional sum on account of the Service Charge shall remain due and payable and in the event of it being determined that an overpayment has been made the same shall be alleged against future sums due by way of Service Charge.

1.11      PROVIDED THAT:-

1.11.1 If the Landlord shall during the term change the Accounting Period the Landlord shall be entitled to make such adjustments therefrom as shall be necessary.

1.11.2 The Landlord may require that the Service Charge Percentage be varied to reflect any change in the floor area of the Demised Premises and/or the Building or to take account of any other matter rendering the Service Charge Percentage unfair or unreasonable in the opinion of the

Landlord's Surveyor and the decision of the Landlord's Surveyor as to the revised Service Charge Percentage shall be final save in case of manifest error.

1.11.3 If it is necessary to apportion the Service Charge over part of an Accounting Period the total of the Service Charge for the relevant Accounting Period shall be deemed to have been expended equally on a. day to day basis over the Accounting Period and shall be apportioned accordingly and such apportionment shall be made in respect of the First Accounting Period ending 31 March 1997 from the [19] day of December 1996 and further apportioned for the period 1 April 2000 to the termination of the Term.

1.11.4 In calculating the Service Charge payable by the Tenant the Landlord need not charge the whole of the costs of renewing any plant equipment and machinery in the Relevant Accounting Period but the Landlord may spread the cost in the Service Charge by instalments over such number of years as the Landlord may in all the circumstances deem appropriate together with interest on the outstanding balance from time to time on the Landlord's expenditure at a rate equal to two per centum, (2%) per annum below the Prescribed Rate and the total expenditure for. any relevant Accounting Period may be computed accordingly.

1.11.5.1 if the Landlord shall expend monies in respect of the Services in excess of the aggregate of the provisional payments made on account of the Service Charge it shall be entitled to take into account when preparing the Service Charge Account for the relevant Accounting Period the following:- if it has borrowed monies (as it is entitled hereby to do) reasonable interest and any fees payable to the lender and;

1.11.5.2 if it provides monies out of its own resources interest on the monies provided at a rate equal to two per centum (2%) per annum below the Prescribed Rate.

1.11.6 The Tenant shall not be entitled to question any item of expenditure in an Accounting Period on the ground that it need not have been incurred in that Accounting Period or that the Services could have been provided more economically.

1.11.7 The cost of replacement of an item of plant machinery and y equipment shall be treated as part of the Service Charge whether or not the new item is the same kind as the old.

1.11.8 If for any reason any of the costs expenses and outgoing relating to an Accounting Period shall have been omitted from the relevant Service Charge Account the same may be included as part of the Service Charge for any subsequent Accounting Period.

1.11.9 The provisions of this Schedule shall continue to apply notwithstanding the expiration or sooner determination of the Term in respect of the period down to such expiration or determination.

1.12      The Landlord hereby covenants with the Tenant that:

1.12.1 any sum included in the Service Charge paid by the Tenant pursuant to this Schedule shall be held by or on behalf of the Landlord in Trust during a period not exceeding 80 years from the date hereof (which shall be perpetuity applicable thereto) for the occupiers of the Building for the time being and shall be deposited in a bank account separate from the Landlord's own money and interest shall be accumulated to and added to such fund.

                                      PART II
                                    THE SERVICES

2.1 The inspection maintenance repair renewal rebuilding repointing redecoration servicing lighting and cleaning and the replacement where appropriate as often as may be desirable of:-

2.1.1 the whole of all external and structural parts of the Building including without limitation the roofs floor slabs walls frame columns staircases and foundations of the Building and any part which extends under or over any pavement or public highway all window frames and finishes cladding external entrance doors and all finishes (but excluding any parts of the exterior or structure of the Building for which any tenant of the Landlord is solely responsible);

2.1.2     each and every part of the Common Areas including without limitation:-

2.1.2.1 all tiles plasterwork and the coverings of the walls, ceilings (including any suspended ceilings) and floors (including any raised floors),

2.1.2.2 all glazings and fixed glass, and window frames all doors and door frames and window furniture and door furniture,

2.1.2.3 all landscaped areas including the costs of irrigation, mowing and of the replacement of grass plants and trees;

2.1.3     all landlord's fixtures and fittings within the Common Areas;

2.1.4     all boundary walls and fences;

2.1.5 all Conducting Media in use by the Landlord (whether alone or in common with others) or by two or more tenants in common up to the point of connection with the public system;

2.1.6 all items of whatever nature used or capable of use in common between the Building and other land or buildings;

2.1.7 all other parts of the Building (excluding any rents. thereof which any tenant of the Landlord is solely responsible to repair).

2.2 The provision whenever the Landlord shall consider the same to be necessary or appropriate to the Common Areas of the foregoing:-

2.2.1 the gritting salting re-surfacing and relaying of the vehicular and pedestrian ways;

2.2.2     directional and other signs;

2.2.3 any gates parking barriers traffic control systems security posts and lighting;

2.2.4 any items considered by the Landlord to be necessary or appropriate for the benefit safety or security of persons visiting the Building;

2.2.5     lighting including the renewal of all light fittings and equipment.

2.3 The provision running inspection maintenance repair insurance and cleansing and replacement as often as may be desirable of all plant machinery and equipment (whether or not forming part of Conducting Media) serving the Building (but excluding any such plant machinery or equipment for which any tenant of the Landlord is solely responsible) without limitation:-

2.3.1 the heating equipment radiators and boilers (including any water tanks and ancillary equipment);

2.3.2     air conditioning and ventilation equipment;

2.3.3     lifts and hoists and their respective shafts and plant;

2.3.4     refuse containers;

2.3.5 fire and smoke alarms any fire fighting prevention or detection equipment smoke detection extraction or ventilation equipment sprinklers hoses and dry risers;

2.3.6 electricity generating distribution or transforming equipment and all electricity meters save insofar as belonging to any Statutory Undertaker;

2.3.7 security equipment intruder alarms closed circuit televisions telephones entry phones public address systems;

2.3.8     plant monitoring and control equipment; and

2.3.9 other plant machinery or equipment of whatsoever nature-used in connection with the Services or for the benefit of the Building.

2.4 The engagement of such independent contractors and the employment of such management security reception housekeeping porterage maintenance cleaning and other staff as the Landlord or its agents may deem desirable for the efficient management and supervision of the Building including without limitation the provision of:-

2.4.1 remuneration statutory contributions pension contributions welfare insurance meal and travelling expenses and allowances for the provision of motor vehicles and maintenance expenses (all as the landlord may deem appropriate) and any redundancy payments compensation and other sums payable by law to the staff;

2.4.2 accommodation and control rooms in the Building and of residential accommodation for any housekeeper/porter and his family whether or not within the Building.(including the payment of rates and other outgoings of any kind whatsoever the cost of decoration furnishings repairs lighting and heating and of the provision of hot and cold water and all other running costs in respect of any such accommodation . ) where any residential flat shall be within the Building the Landlord shall be entitled to include in the Service Charge Account for the relevant Accounting Period a notional sum in respect of the rent which would otherwise be obtainable in respect of the flat as office accommodation;

2.4.3 the provision maintenance repair and renewal of all tools machines appliances and equipment and any other items in the opinion of the Landlord required to enable any oil the foregoing to carry out their duties in an efficient manner including the costs of vehicles clothing uniforms telephones monitoring equipment and security systems.

2.5       The employment of managing agents in connection with:-

2.5.1     the management of the Building;

2.5.2     the supervision and control of the Services;

2.5.3 the collection of the Service Charge the Insurance Charge and the Rents

PROVIDED always that if the Landlord fulfils such duties itself or through its own management company the Landlord shall be entitled to include in the Service Charge Account for the relevant Accounting: Period a reasonable and proper sum in respect thereof.

2.6 Effecting insurance against any claim or liability which the Landlord may reasonably deem prudent including without limitation any which may arise in relation to or from the Services public access the employment of staff or otherwise including the carrying out of periodic valuations of the Demised Premises and of the Building for insurance purposes.

2.7 Paying and discharging all general and water rates and other outgoings of any nature whatsoever (including metering charges) and whether of a capital or revenue nature now or hereafter charged or assessed or imposed upon the Common Areas Including any hire collection charges or special costs which may be levied by any local authority utility company or other competent authority in relation to any, service rendered by any such authority or company for the benefit of the Building.

2.8       The cleaning of all windows in the Common Areas.

2.9 Paying and discharging all costs of supplying fuel gas electricity oil and water from time to time supplied in respect of the Services including without limitation the provision and maintenance of meters any meter rents standing charges.

2.10 The provision maintenance decoration cleansing and :renewal within the Common Areas of:-

2.10.1 any reception facilities seating pictures tables and other furniture or decorative items;

2.10.2 any floral and other similar decorations plants tubs or containers fountains or pools;

2.10.3 notice boards and indicator plates and of any receiving or transmitting aerials and dishes intended for common use by the tenants;

2.10.4    public pay telephones, clocks or other amenities.

2.11 The carrying out doing or provision for the efficient running of the Building or for the benefit of the occupiers of any of:-

2.11.1 works required to ensure that the Building complies with the requirements of the insurers of the Building (but excluding any such works for which any tenant of the Landlord is solely responsible);

2.11.2 works required to ensure that the Building complies with all statutory and other requirements now and from time to time in force including compliance by the Landlord with every notice regulation order of any competent authority in relation to the Building or any part thereof and any works required in connection with the detection or prevention of fire and means of escape in case of emergency (but excluding any such works for which any tenant of the Landlord is solely responsible);

2.11.3 making representations against or otherwise contesting the instance of any legislation orders or statutory requirements affecting the Building for which any tenant is not directly liable;

2.11.4 works and expenditure incurred in respect of the maintenance repair decoration inspection cleansing and where appropriate renewal of items shared used or benefiting the Building and other land or premises;

2.11.5 supplying to tenants copies of any notices or regulations made by the Landlord;

2.11.6 enforcing covenants in other Leases of parts of the Building for the general benefit of the tenants thereof as determined by the Landlord's Surveyors;

2.11.7 the cost of employing such professional and other advisers as the Landlord shall deem necessary in connection with the Services and the preparation and auditing of the Service Charge Accounts;

2.11.8 the prosecution of any action which the Landlord reasonably considers shall be taken in the general interest of the Building;

2.11.9 the creation and maintenance of any reserve fund to be held by the Landlord.

2.12 Carrying out any other works or providing any other service or 6ing which in the reasonable opinion of the Landlord is for the efficient running of the Building or for the benefit of the occupiers thereof (whether or not of a like nature to the foregoing) or for the purpose of carrying out the covenants or powers of the Landlord hereunder or in the interests of good estate management.

2.13 The payment of any taxes (including without limitation Value Added Tax at the rate from time to time prescribed by any legislation) properly payable by the Landlord in respect of:-

2.13.1    the supply of any service hereinbefore mentioned;

2.13.2 the supply of any of the goods services or items mentioned in this Schedule and;

2.13.3    the provision or maintenance of any reserve fund.

(ON LEASE)

SIGNED as a Deed of                )                   Director
NU-SWIFT SOVEREIGN LIMITED         )
                                        Secretary/
                                        Director

(ON COUNTERPART)

SIGNED as a Deed of                )                   Director
NEON SYSTEMS (U.K.) LIMITED        )
                                        Secretary/
                Director.

                            AMENDED DATED 12 FEBRUARY 1997
                              (1)  YOUTH CHANGE LIMITED

                                         and

                            (2)  NEON SYSTEMS (UK) LIMITED


                             ----------------------------

                                  DEED OF ASSIGNMENT

                             ----------------------------

                                   of a Lease dated

                            relating to property known as
                                     THIRD FLOOR
                                   SOVEREIGN HOUSE
                                  26/30 LONDON ROAD
                                      TWICKENHAM
                                      MIDDLESEX


                                                               Stevens & Bolton
                                                                 1 The Billings
                                                              Walnut Tree Close
                                                                      Guildford
                                                                 Surrey GUI 4YD

                                                                       Ref M:HL

THIS ASSIGNMENT is made the 12 day of February 1997

BETWEEN:

(1) YOUTHCHANGE LIMITED (formerly NEON SYSTEMS (UK) LIMITED) whose registered office is at 3 Downing Street Farnham Surrey (Company Registration Number 3082465) ("the Vendor") and

(2) NEON SYSTEMS (UK) LIMITED (formerly YOUTHCHANGE LIMITED) whose registered office is at Sovereign House 26/30 London Road Twickenham Middlesex (Company Registration Number 03232225) ("the Purchaser")

1.        DEFINITIONS AND INTERPRETATIONS

          In this Deed:

1.1 "The Property" means the leasehold property known as Third Floor Sovereign House 26/30 London Road Twickenham Middlesex and more particularly described in and demised by the Lease

1.2 "The Lease" means a Lease made the 7 day of February 1997 between (1) Nu-Swift Sovereign Limited and (2) the Vendor by which the Property was demised to the Vendor for the term of five years from the 1st day of December 1996 ("the Term") at the commencing yearly rent of L11,150.00 (eleven thousand one hundred and fifty pounds) ("the Rent")

1.3 "The Provisions" means the covenants agreements and conditions contained in the Lease to be observed and performed by the Tenant

1.4       "The Price" is L1.00 (one pound)

1.5 "The Term" Includes any period of holding over or extension or continuance of the Term whether by statute or common law

1.6 "The Rent Deposit Deed" means a deed made the 7 day of February 1997 between (1) Nu-Swift Sovereign Limited and (2) the Vendor pursuant to which the Vendor deposited the sum of L14,100 and charged such sum to Nu-Swift Sovereign Limited

1.7 If the Vendor or the Purchaser is at any time more than one person its obligations shall be the joint and several obligations of such persons


                                   STEVENS & BOLTON
                                   ---------------
                                      SOLICITORS

                                      GUILDFORD
                          1 The Billings, Walnnt Tree Close,
                              Guildford. Surrey. GUI 4YD
                               Tel +44 (0) 1483 302264
                               Fax +44 (0) 1483 302254
                                 DX 2423 Guildford 1

                                       FARNHAM
                              5 Castle Street, Farnham,
                                    Surrey GU9 7HT

1.8 Words importing one gender import any other gender words importing the singular import the plural and vice versa arid any reference to a person includes a reference to a company authority board department or other body

1.9 The clause Heading, shall not be taken into account for the Purposes of the construction or interpretation of this Deed

2.        ASSIGNMENT

2.1 In consideration of the Price (receipt of which the Vendor acknowledges) tile Vendor as with full title guarantee assigns to the Purchaser tile Property for the residue of the Term Subject throughout the residue of the Term to the payment of the Rent and the performance and observance of the Provisions

2.2 The parties agree and declare that the covenants by the Vendor implied by Section 4 of the Law of Property (Miscellaneous Provisions) Act 1994 and by the Vendor transferring with full title guarantee are modified so that those covenants shall not extend to any breach of the tenant's covenants in the Lease relating to the repair arid decoration of the Property or relating in any way to its actual state and condition

2.3.1 For the consideration aforesaid the Vendor assigns to the Purchaser all the Vendor's right arid title arid the benefits arid burdens of the Rent Deposit Deed

2.3.2 The Purchaser hereby, covenants the Vendor to observe arid perform all the obligations of the Vendor in the Rent Deposit Deed and to indemnify, arid keep indemnified the Vendor against all costs claims expenses liabilities and demands arising, in any way from the Rent Deposit Deed

IN WITNESS whereof this document has been duly executed as a deed and delivered the day and year first above written

EXECUTED as a DEED by YOUTHCHANGE  )
LIMITED acting by two Directors or a Director     )
and the Secretary:

                                        Director

                                        Director/Secretary


                                   STEVENS & BOLTON
                                   ---------------
                                      SOLICITORS

                                      GUILDFORD
                          1 The Billings, Walnnt Tree Close,
                              Guildford. Surrey. GUI 4YD
                               Tel +44 (0) 1483 302264
                               Fax +44 (0) 1483 302254
                                 DX 2423 Guildford 1

                                       FARNHAM
                              5 Castle Street, Farnham,
                                    Surrey GU9 7HT